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                                                                    EXHIBIT 10.8

                               PFF BANCORP, INC.
                              1996 INCENTIVE PLAN
                             STOCK AWARD AGREEMENT
                          FOR OFFICERS AND EMPLOYEES

     This agreement between PFF Bancorp Inc. ("Company") and [_________________] ("Recipient") shall evidence an award made on _______________ ("Award Agreement"). For purposes of this Award Agreement, the terms contained herein shall have the same meanings as those contained in the PFF Bancorp, Inc. 1996 Incentive Plan ("Plan"). This Award Agreement shall be qualified by the terms of the Plan which shall govern, except where this Award Agreement represents the discretionary determinations of the Committee as permitted in the Plan and where this Award Agreement represents the interpretation of the Plan terms by the Committee as provided in Section 2 of the Plan.

     WHEREAS, a purpose of the Plan is to provide officers and employees of the Company and its affiliates an incentive to achieve the long-term objectives of the Company by providing such key personnel with a proprietary interest in the Company and its affiliates, including Pomona First Federal Bank & Trust ("Bank");

     WHEREAS, the Committee has determined to grant the Recipient an award in the form of shares ("Stock Award"), such grant being of common stock of the Company ("Common Stock") made under the terms of the Plan;

     THEREFORE, to evidence the grant of this Stock Award, and subject to the terms and conditions of the Plan and this Award Agreement, the company and the Recipient hereby agree as follows:

     1.    Grant of Award. This Award Agreement hereby evidences and confirms
           ----------------
the grant to the Recipient on ____________ ("Date of Grant") of a Stock Award to earn _______ shares of Common Stock. The Stock Award shall be subject to the provisions of the Plan and this Award Agreement.

     2.    Term of Stock Award. The term of this Stock Award shall be for such
           ---------------------
period until the entire Stock Award evidenced hereby has been vested (as provided in Paragraph 3 hereof) and distributed or forfeited.

     3.    Vesting of Stock Award. Shares underlying the Stock Award and any
           ------------------------
dividends paid thereon shall vest in five (5) equal annual installments of twenty percent (20%) of the aggregate number of shares stated in Paragraph 1 (referred to in this paragraph as "Annual Allocation"). The first Annual Allocation vests on _____________. The second Annual Allocation of 20% vests on ________________. The third, fourth and fifth Annual Allocations vest in the following manner:

                                       1
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          A.  Twenty-five percent (25%) of the third, fourth and fifth Annual
              Allocations vest on ________________, ___________ and ___________, respectively.

          B. The remaining seventy-five percent (75%) of the third, fourth and fifth Annual Allocations are subject to the attainment of a performance goal and such portion of each Annual Allocation is placed in the "Risk Pool." The Risk Pool vests in certain proportions:

              (i) upon certification by the Committee of the attainment of a performance goal ("Performance Goal A") established by the Committee on the Date of Grant; or

              (ii) in the event this primary performance goal is not reached, upon certification by the Committee of the attainment of a secondary performance goal ("Performance Goal B") established by the Committee on the Date of Grant.

     Fractional shares shall be aggregated and shall vest in the last installment on the last _______________________ on which this Stock Award vests. Except in the case of death or disability, this Stock Award may be earned by the Recipient only while serving as an officer or employee of the Company or the Bank.

     The portion of this Stock Award not included in the Risk Pool portion of the Recipients Annual Allocation shall immediately vest in full upon the termination of employment due to Disability or death of the Recipient. The portion of this Stock Award included in the Risk Pool portion of the Recipient's Annual Allocation will vest, in the event of termination of employment due to Disability or Death, when and to the extent that the Performance Goals A or B for such Risk Pool are achieved.

      4.  Accrual of Dividends. Whenever an installment of this Stock Award is
          --------------------
distributed to the Recipient or his or her beneficiary, the Recipient or beneficiary shall also be entitled to receive, with respect to each share underlying such Stock Award, a payment equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of the Common Stock between the date the relevant Stock Award was granted and the date the Stock Awards are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends paid out.

     5.    Voting of Stock Awards. The Recipient is entitled to direct the
           ----------------------
Trustee as to the voting of the Common Stock which this Stock Award covers but which has not yet been earned and distributed to the Recipient pursuant hereto, subject to the rules and procedures adopted by the Committee for this purpose. All shares of Common Stock which this Stock Award covers as to which the Recipient has not directed the voting, shall be voted by the Trustee in the same proportion as all Common Stock in the Trust covered by Stock Awards which have been awarded and voted.

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     6.    Distribution of Stock Awards. Except as provided below, as soon as
           ----------------------------
practicable after any portion of this Stock Award has vested, the Plan Trustee shall deliver to the Recipient (or his beneficiary) a certificate or certificates representing the number of shares of Common Stock with respect to which the Stock Award was vested. All shares of the Common Stock vested pursuant to this Stock Award, together with any shares representing stock dividends, shall be distributed in the form of Common Stock.

     Payments representing accumulated cash dividends (and earnings thereon) shall be made in cash or Common Stock. All shares of Common Stock that are distributed upon the vesting of this Stock Award as provided herein shall be fully paid and nonassessable.

     7.    Compliance with Federal Securities Laws. Notwithstanding anything
           ---------------------------------------
herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificate evidencing Common Stock awarded pursuant to the Plan, unless and until the Company is advised by its counsel that the issuance and delivery of such certificate(s) are in compliance with all applicable laws, regulations and governmental authority and requirements of any exchange upon which the Common Stock is traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

     8.    Non-Transferability. Except to the extent, permitted by the Internal
           -------------------
Revenue Code of 1986, as amended (the "Code"), the rules promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor statutes or rules:

           (a) The recipient of a Stock Award payable in shares shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until full vesting has occurred. For purposes of this section the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed a prohibited encumbrance.

           (b) Stock Awards shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order. The designation of a beneficiary does not constitute a transfer.

           (c) If a recipient of a Stock Award is subject to the provisions of
               Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the written consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of the Award.

                                       3
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     9.    Designation of Beneficiary. The Recipient may designate a person or
           --------------------------
persons to receive, in the event of death, any rights that may be available to the Recipient pursuant to the Plan under this Award Agreement. Such designation must be made in writing and delivered to the Company and may be revoked by the Recipient in writing. If the Recipient fails effectively to designate a beneficiary, then the Recipient's estate will be deemed to be the beneficiary. The Recipient may designate a beneficiary or beneficiaries in this Award Agreement or otherwise in writing to the person designated in Paragraph 12 hereof.

     10. Rights in Event of Death or Disability. Notwithstanding the general
         --------------------------------------
rule set forth in Paragraphs 2 and 3, above, if the Recipient's service or employment terminates due to death or Disability, all shares subject to this Stock Award shall be deemed earned as of the Recipient's last day of service or employment with the Company or a subsidiary or affiliate of the Company.

     11. Dilution and Other Adjustments. In the event of any change in the
         ------------------------------
outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination, or exchange of shares or other similar corporate change or other increase of decrease in such shares without receipt of payment or consideration by the Company, the Committee shall make such proportionate and equitable adjustments to the Stock Award to prevent dilution or enlargement of the rights of the Recipient under this Award Agreement.

     12. Notice. Any notice required or permitted under this Award shall be
         ------
deemed given when delivered in person or when mailed by registered mail with return receipt requested to the Association addressed to PFF Bancorp, Inc., 350 South Garey Avenue, Pomona, California 91766 ATTN: Chief Executive Officer, and to the Recipient or beneficiary at the addresses given below or at such address as the Recipient may subsequently designate in writing to the Company.

     13. Modification and Waiver. Neither this Stock Award nor any provision
         -----------------------
hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Recipient or his legal representative and the Company. The waiver of or failure to enforce any breach of this Award Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof. Nothing herein, however, shall be construed to prevent the Board of Directors at any time, and from time to time, to terminate, modify or amend the Plan in any respect, prospectively or retroactively; provided however, no such termination, modification, or amendment may affect the rights of the Recipient under this Award Agreement without written permission of such Recipient.

     14. Governing Law. This Award Agreement shall be governed by and
         -------------
construed in accordance with the laws of the State of Delaware, and applicable federal law.

     15. Withholding. There may be deducted from each distribution of Common
         -------------
Stock and/or cash under the Plan an amount of cash or stock relating to withholding tax imposed by any federal or state government in accordance with
Section 18 of the Plan.

     16. Rights of Recipient. Nothing in the Plan or this Award Agreement
         --------------------
confers on the Recipient any right to continue in the employ of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate the Recipient's services or employment at any time.

     17. Recipient Acknowledgement. The Recipient hereby acknowledges that all
         -------------------------
decisions, determinations and interpretations of the Committee, in respect of the Plan and this Award Agreement shall be final and conclusive.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, and said Recipient has hereunto set his hand, the day and year first above written.

                                       PFF BANCORP, INC.

                                       -----------------------------------------
                                       President and
                                       Chief Executive Officer


--------------------------------       -----------------------------------------
Witness                                Recipient


Date:
     ---------------------------       -----------------------------------------
                                       Address


                                       -----------------------------------------

                                       5
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     I hereby designate as my Beneficiary under the terms of the Plan the following person(s) in the designated portions:

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Date: _______________                Signed:___________________________________

____________________________
Witness

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